UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 27, 2015

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8501 East Princess Drive, Suite 190 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2015,  the Compensation Committee of the Board of Directors of STORE Capital Corporation, a Maryland corporation  (the “Company”), approved (i) the form of Restricted Share Award Agreement for restricted share awards to be granted under the Company’s 2015 Omnibus Equity Incentive Plan (the “Plan”), and (ii) the form of Restricted Share Unit Award Agreement for restricted share unit awards to be granted under the Plan.  A copy of the Restricted Share Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the Restricted Share Unit Award Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  The Company previously filed a copy of the Plan as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 20, 2014 and filed with the Securities and Exchange Commission on November 26, 2014 (Commission File No. 001-36739).

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.		Description

10.1	*	Form of Restricted Share Award Agreement
10.2	*	Form of Restricted Share Unit Award Agreement
10.3	*

2015 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 20, 2014 and filed with the Securities and Exchange Commission on November 26, 2014 (Commission File No. 001-36739) and incorporated by reference)

*Indicates management contract or compensatory plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: March 27, 2015
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

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EXHIBIT INDEX

Exhibit No.		Description

10.1	*	Form of Restricted Share Award Agreement
10.2	*	Form of Restricted Share Unit Award Agreement
10.3	*

2015 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 20, 2014 and filed with the Securities and Exchange Commission on November 26, 2014 (Commission File No. 001-36739) and incorporated by reference)

*Indicates management contract or compensatory plan

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